UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2013

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1424 Ryan Street, Suite A, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5 – Corporate Governance and Management

Item 5.03

On April 25, 2013, CKX Lands, Inc.’s Board of Directors amended its Bylaws as follows:

●	Updated its principal office address,
●

To allow for directors to participate in or conduct a regular or special meeting by any means of communication which meets certain criteria. This clause replaced the prior clause that limited these types of meetings to only those that were required due to “time is of the essence”.

●	Changed the required vote from all to 2/3rds required for consent in writing for an action to be taken by the Board of Directors.
●

Changed the authority to appoint a Vice President from the directors to the President and any Vice President appointed by the President is subject to the majority approval of the directors at the time of appointment.

●

Item 9 – Financial Statements and Exhibits

Item 9.01

Exhibit 3.3 - Amended Bylaws of CKX Lands, Inc. effective April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: April 29, 2013	By:	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer